CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event report:)
November 6, 2019

Access-Power, Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

17164 Dune View Drive
Apt 106
Grand Haven, MI 49417

or

PO BOX 598
Grand Haven MI, 49417
(Address of Principal Executive Officer)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 4.01 Change in Registrant's Certifying Accountant.

On Novemver 5, 2019, the Audit Committee of Access-Power, Inc. engaged HRB "H&R BLock" as the Company's independent registered public accounting firm for the year ending December 31, 2018.

Our base of operation had a turnaround and change in the control of the registrant on June 4, 2018. The financial records of the Company prior to this time are very murky. The Master Tax Advisor which has agreed to audit the Company's books and balances is Melody Cryderman, Master Tax Advisor, with the
Muskegon, MI office. Our advisor has over 25 years of experience in analysis Corporate balance sheets.

The Company is talking steps to fully become SEC Registered and Reporting as required by the Securities
Act of 1933 and the Exchange of 1934. We have every intention to comply with all federal and state securities laws.


Item. 8.01 Other events

We are in the fixed in our supply of stock. The Company is currently self funded by the Director, and has no need to issue stock through all of 2019, 2020, and 2021.

Access-Power, Inc Common Stock Share Structure:

Total Authorized Shares:  500,000,000 shares
Total Issued Common Shares:  244,144,121 shares
Patrick J Jensen  (CONFIDENTIAL) :  131,128,500 shares
**As of 11/1/2019, please register all my stock as restricted
Total Restricted Common Stock:  129,641,475 shares
Total Unrestricted Common Stock:  114,502,646 shares
TOTAL CEDE stock:  91,141,917 shares  **11/1/2019
Float:  98,374,146 shares Total Common Stock held at  *11/1/2019
((( Unrestricted stock 114,502,646 ))) - my certificates of
16,128,500 shares = TOTAL FLOAT ESTIMATE 98,374,146
shares as of 11/1/2019
Total Number of Shareholders:  566  *11/1/2019

https://www.otcmarkets.com/stock/ACCR/security

Our comeback song:

https://www.youtube.com/watch?v=xbhCPt6PZIU

Respectfully submitted,

Patrick J. Jensen
Director
Access-Power, Inc.
November 6, 2019